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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 29, 2000





                                   CREE, INC.
             (Exact name of registrant as specified in its charter)


 NORTH CAROLINA                  34-21154                      56-1572719
 (State or other           (Commission File No.)             I.R.S. Employer
  jurisdiction                                             Identification Number
of incorporation)



                               4600 SILICON DRIVE
                          DURHAM, NORTH CAROLINA 27703
                    (Address of principal executive offices)



                                 (919) 313-5300
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On December 29, 2000, Cree, Inc. (Nasdaq: CREE), completed its previously announced acquisition of the UltraRF division (the "Business") of Spectrian Corporation (Nasdaq: SPCT) of Sunnyvale, California, through the purchase of the assets of the Business by Cree's wholly-owned subsidiary, Zoltar Acquisition, Inc. The subsidiary was renamed UltraRF, Inc. following the completion of the acquisition. The Business designs, manufactures and markets a line of bipolar transistors and laterally diffused metal oxide semiconductor (LDMOS) radio frequency (RF) power semiconductors. The asset purchase was consummated pursuant to an Asset Purchase Agreement dated as of November 20, 2000 (the "Asset Purchase Agreement") between Spectrian and UltraRF. A copy of the Asset Purchase Agreement is included as Exhibit 2.01 to this report and a copy of the press release announcing the completion of the acquisition is included as Exhibit 99.01. The description therein of the agreement and the transactions consummated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.01.

            Under the terms of the Asset Purchase Agreement, Cree's subsidiary, UltraRF, acquired substantially all of the assets of the Business, including business inventories, equipment and tangible property, intangible assets, contract rights, records, supplies, rights associated with prepaid expenses, certain rights against third parties, certain software and trade accounts receivable attributable to external sales (offset by accounts payable, with no obligation of Cree to collect accounts receivable), and assumed certain specified liabilities of the Business, including obligations and liabilities under certain contracts, warranty obligations and tax obligations and liabilities relating to the Business, in exchange for a total of 2,656,917 shares of Cree common stock. 191,094 shares of Cree common stock were placed in escrow to secure Spectrian's representations, warranties and covenants under the Asset Purchase Agreement. The escrow period is one year, with 50% of the escrowed shares to be released after six months if there have been no indemnification claims. The acquired assets included equipment and other physical property used by the Business in designing, manufacturing and marketing bipolar and LDMOS RF power semiconductors and Cree intends to continue such use through its UltraRF subsidiary.

            The UltraRF facility is located in a building on one of two parcels of land in Sunnyvale, California, that Spectrian leased in November 1996 for a 15-year term (with three options to extend the lease for up to an additional fifteen years). In connection with the acquisition of the assets of the Business, Spectrian and Cree's subsidiary, UltraRF, also entered into a sublease agreement (included as Exhibit 10.01 to this report) with respect to the UltraRF facility. Under the sublease, Spectrian has leased the UltraRF facility to UltraRF for a term that expires in November 2011. If Spectrian exercises its option to extend the term of its master lease with its landlord, UltraRF may also exercise an option to extend its sublease of the UltraRF facility. Cree has guaranteed the obligations of its subsidiary under the sublease.

            In addition, at the closing of the acquisition, Cree's subsidiary, UltraRF, signed a supply agreement with Spectrian whereby Spectrian has committed to purchase semiconductor components having a minimum aggregate purchase price of approximately $58 million during the two years ended December 31, 2002, and UltraRF agreed to allocate sufficient capacity to supply Spectrian with quantities in excess of its minimum commitment by up to 20%. The minimum purchase amounts are fixed for each quarter during the two year term of the agreement, with the aggregate of the eight quarters equaling $58 million. Cree, UltraRF and Spectrian also entered into a development agreement, under which Spectrian has agreed to provide funding of $2.4 million during calendar 2001 to support development work by Cree and UltraRF directed to development of improved high linearity and gain LDMOS driver modules, high efficiency LDMOS power modules, and silicon carbide-based RF power transistors for potential use in Spectrian's power amplifier products.


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            The Asset Purchase Agreement was negotiated at arm's length between
Cree and representatives of Spectrian. Neither Cree nor any director or officer of Cree is affiliated with or has any material relationship with Spectrian.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  The financial statements required to be filed as part of this report will be filed by amendment to this report as soon as practicable but not later than March 19, 2001.

         (b)      Pro forma financial information.

                  The historical pro forma financial information required to be filed as part of this report will be filed by amendment to this report as soon as practicable but not later than March 19, 2001.

         (c)      Exhibits.

Exhibit Number             Description of Exhibit
--------------             ----------------------

2.01 Asset Purchase Agreement dated November 20, 2000, among Cree, Inc., Spectrian Corporation, and Zoltar Acquisition, Inc.*

10.01 Sublease Agreement for 160 Gibraltar Court, Sunnyvale, CA dated December 29, 2000, between Spectrian Corporation and Zoltar Acquisition, Inc.

99.01 Press Release regarding UltraRF Asset Purchase, dated January 2, 2001 of Cree, Inc.


*Certain schedules and attachments have been omitted from this filing pursuant to Item 601(b)(2). A list of omitted schedules and attachments is attached to the agreement. Registrant hereby agrees to furnish supplementally to the Commission a copy of any omitted schedule or attachment upon request.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CREE, INC.



                                             By: /s/ Cynthia B. Merrell
                                                 -------------------------------
Dated: January 12, 2001                          Cynthia B. Merrell
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit Number                Description of Exhibit
--------------                ----------------------

2.01 Asset Purchase Agreement dated November 20, 2000, among Cree, Inc., Spectrian Corporation, and Zoltar Acquisition, Inc.*

10.01 Sublease Agreement for 160 Gibraltar Court, Sunnyvale, CA dated December 29, 2000, between Spectrian Corporation and Zoltar Acquisition, Inc.

99.01 Press Release regarding UltraRF Asset Purchase, dated January 2, 2001 of Cree, Inc.


*Certain schedules and attachments have been omitted from this filing pursuant to Item 601(b)(2). A list of omitted schedules and attachments is attached to the agreement. Cree hereby agrees to furnish supplementally to the Commission a copy of any omitted schedule or attachment upon request.